UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2011
Qlik Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 23, 2011, QlikTech International AB (“QlikTech AB”), a wholly owned subsidiary of Qlik Technologies Inc. (the “Company”), and Fastighets AB Remulus Lund 3 (the “Landlord”) entered into two lease agreements (the “Lease Agreements”) for an aggregate of approximately 11,253 square meters of office space and designated parking spaces located in the Ideon Science Park in Lund, Sweden (the “Property”). The Lease Agreements supersede and replace in their entirety the lease agreements transferred from Sony Ericsson Mobile Communications AB (“SEMC”) to QlikTech AB on December 29, 2010, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2011 (the “Prior 8-K”).
The Company expects that the Property will continue to serve as its primary research and development center. Both Lease Agreements expire on April 30, 2019. Each Lease Agreement will automatically renew upon expiration for additional three year terms unless either party provides written notice to the other of such party’s desire to not renew the applicable lease at least 12 months prior to the end of the respective term. The Lease Agreements provide for the payment of annual base rent in the amount of 20,797,726 Swedish kronor (approximately $3,265,243 based on an assumed exchange rate of approximately 0.16 as of June 23, 2011), subject to annual increases. In addition to the base rent, QlikTech AB is required to pay to the Landlord certain operating expenses and other fees in accordance with the terms of the Lease Agreements. The Lease Agreements contain customary representations and covenants regarding occupancy, maintenance and care of the Property.
As disclosed in the Prior 8-K, in consideration for QlikTech AB’s assumption of SEMC’s obligations under the previously transferred lease agreements, SEMC has agreed to pay QlikTech AB 26,000,000 Swedish kronor (approximately $3,799,692 based on an assumed exchange rate of approximately 0.15 as of December 29, 2010), exclusive of value added tax, which will be offset by 7,250,000 Swedish kronor (approximately $1,059,530 based on an assumed exchange rate of approximately 0.15 as of December 29, 2010), exclusive of value added tax, which QlikTech AB has agreed to pay SEMC for certain personal property, furniture and fixtures located at the Property. The net amount is scheduled to be paid by SEMC by July 1, 2011 following a receipt of an invoice from QlikTech AB.
A copy of the Lease Agreements will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2011. The foregoing description of the Lease Agreements is qualified in its entirety by reference to the full text of such documents.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer

Dated: June 29, 2011